UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WPCS INTERNATIONAL INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 2, 2014, WPCS International Incorporated, in connection with a Special Meeting of Stockholders scheduled to be held on July 11, 2014, mailed a reminder to shareholders. A copy of the reminder is set forth below.

Alliance Advisors	Shareholder Services Department

July 2, 2014

URGENT

Re: Your Investment With WPCS International Incorporated.

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in WPCS International Incorporated.

WPCS International Incorporated is scheduled to hold their Special Meeting on July 11, 2014 and is asking that you please take the time to vote on the proposal to approve the sale of the Company's wholly owned subsidiary WPCS International- Seattle, Inc.

Please contact me immediately at 877-777-8133 Monday through Friday 9 a.m. to 10 p.m. and Saturday 12 p.m. to 6 p.m. Eastern Time. This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by WPCS International Incorporated to contact you for your vote. This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003